                                       GUARANTY

         THIS GUARANTY, dated as of January 30, 1997, from UB International Ltd., a corporation organized under the laws of the United Kingdom ("Guarantor"), to each of Nor'Wester Brewing Company, Inc., an Oregon corporation ("Nor'Wester"), North Country Joint Venture, LLC, an Oregon limited liability corporation ("North Country"), Willamette Valley, Inc. Microbreweries Across America, an Oregon corporation ("WVI"), Aviator Ales, Inc., a Delaware corporation ("AAI"), Bayhawk Ales, Inc., a Delaware corporation ("BAI"), Mile High Brewing Company, Delaware corporation ("MHBC," and together with Nor'Wester, North Country, WVI, AAI, and BAI, the "Constituent Corporations"), is made in connection with the Investment Agreement dated as of the date hereof between United Breweries of America, Inc. ("UB"), the Constituent Corporations and James W. Bernau (the "Investment Agreement").

                                 W I T N E S S E T H

         WHEREAS, UB, the Constituent Corporations and James W. Bernau have entered into the Investment Agreement for the purchase by UB of shares of Common Stock in an entity resulting from the Consolidation of the Constituent Corporations;

         WHEREAS, UB has agreed to provide the Constituent Corporations with certain interim financing as more fully set forth in the Investment Agreement; and

         WHEREAS, Guarantor will guaranty certain payment obligations of UB to the Constituent Corporations under the Investment Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the adequacy and receipt of which hereby is acknowledged, Guarantor hereby agrees to and does the following:

         1. Guarantor does hereby absolutely and unconditionally guarantee to the Constituent Corporations all payment obligations of UB under the Investment Agreement (the "Guaranteed Obligations").

         2. The obligations of Guarantor hereunder are independent of the obligations of UB, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against UB and whether or not UB is joined in any such action or actions. Any circumstance which operates to toll any statute of limitations as to UB shall operate to toll the statute of limitations as to Guarantor.

         3. Guarantor makes the following representations and warranties to each of the Constituent Corporations:

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              a.   Guarantor is a corporation organized under the laws of the
United Kingdom, and has the power and adequate authority, rights and franchises to execute and deliver, and to perform all of its obligations under, this Guaranty.

              b. The execution, delivery and performance of this Guaranty by Guarantor have been duly authorized by all necessary action and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, or of its [Charter documents].

              c. This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights.

              d. No actions, suits or proceedings are pending, or to the knowledge of Guarantor, threatened against or affecting it, or any of its assets, properties or rights, at law or in equity, by or before any court, arbitrator or administrative or governmental body which, if determined adversely to Guarantor, would have a material adverse effect on its ability to perform its obligations hereunder.

         4.  Guarantor hereby waives:

              a.   Any right to require the Constituent Corporations to
(i) proceed against UB or any other guarantor of the Guaranteed Obligations,
(ii) proceed against or exhaust any security received from UB, Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshall the assets of UB or (iii) pursue any other remedy in the Constituent Corporation's power whatsoever;

              b. Any defense arising by reason of the application by UB of the proceeds of any borrowing;

              c. Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against UB, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by the Constituent Corporations to foreclose upon security by nonjudicial sale, or otherwise;

              d. Any benefit arising from any setoff or counterclaim of UB or any defense which results from any disability or other defense of UB or the cessation or stay of enforcement from any cause whatsoever of the liability of UB (including, without limitation, the lack of validity or enforceability of the Investment Agreement, but excluding any set-off or counterclaim asserted by UB based upon the Constituent Corporation's failure to perform its obligations under the Investment Agreement);


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              e.   Any defense based upon any law, rule or regulation which
provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

              f. Until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which the Constituent Corporations or any other Person now has or may hereafter have against UB on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by the Constituent Corporations or any other Person on account of the Guaranteed Obligations;

              g. All presentments, demands for performance, notices of non-performance, notices delivered under the Investment Agreement, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

              h. Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

              i. Any right to be informed by the Constituent Corporations of the financial condition of UB or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

              j. Until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid or released, any right to revoke this Guaranty;

              k.   Any defense arising from an election for the application of
Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations; and

              l. Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code.

         Without limiting the scope of any of the foregoing provisions of this PARAGRAPH 4, Guarantor hereby further waives (A) all rights and defenses arising out of an election of remedies by the Constituent Corporations, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against UB by the operation of Section 580d of the Code of Civil Procedure or otherwise, (B) all rights and defenses Guarantor may have by reason of protection afforded to UB with respect to the Guaranteed Obligations pursuant to the antideficiency or other laws of California limiting or discharging the Guaranteed Obligations, including, without limitation, Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure, and (C) all other rights and defenses available to


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Guarantor by reason of Sections 2787 to 2855, inclusive, Section 2899 or Section
3433 of the California Civil Code or Section 3605 of the California Commercial Code.

         5. The validity, interpretation, enforceability and performance of this Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the principles thereof regarding conflict of laws, and the terms and provisions hereby may not be waived, altered, modified or amended except in writing duly signed by Nor'Wester and Guarantor. The Guarantor and the Constituent Corporations hereby consent to service of process in the County of San Francisco, California and hereby agree that all disputes relating to or arising under this Guaranty shall be the jurisdiction of the state and federal courts located in the County of San Francisco, California.

         6. This Guaranty shall not be deemed to create any right in any Person except as provided herein, nor be construed in any respect to be a contract in whole or in part for the benefit of any other Person, and shall be deemed to be extinguished upon the irrevocable discharge by UB of all of its obligations under the Investment Agreement. This Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from the Constituent Corporations, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

         7. Guarantor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Constituent Corporations in the enforcement or attempted enforcement of this Guaranty or in preserving any of the Constituent Corporations' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Guaranty or any bankruptcy or similar proceeding involving Guarantor). The obligations of Guarantor under this PARAGRAPH 7 shall survive the payment and performance of the Guaranteed Obligations and the termination of this Guaranty.

         8. This Guaranty shall be binding upon and inure to the benefit of the Constituent Corporations and Guarantor and their respective successors and assigns; PROVIDED, HOWEVER, that neither the Constituent Corporations nor Guarantor may assign or transfer any of their respective rights and obligations under this Guaranty without the prior written consent of the other parties hereto. All references in this Personal Guaranty to any Person shall be deemed to include all permitted successors and assigns of such Person.

         9. Guarantor authorizes the Constituent Corporations and UB, in their discretion, without notice to Guarantor and without affecting or impairing in any way the liability of Guarantor hereunder, from time to time to create new Guaranteed Obligations and renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise amend or modify the Investment Agreement or change the terms of the Guaranteed Obligations or any part thereof.


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         10.  Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms by the Investment Agreement.

         IN WITNESS WHEREOF, Guarantor, pursuant to due corporate authority, has caused these presents to be signed in its name by a duly authorized officer as of the date first above written.

                                      UB INTERNATIONAL LTD.


                                      By: /s/ VIJAY MALLYA
                                  ------------------------------------------
                                  Title:  Chairman and Chief Executive Officer


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